Exhibit 3.16

Exhibit 3.16 Mrai I?. dr: 01r. u;1,1" FI;011.NSNUITJX1 BARBARA K. CEGAVSKE enislyse Sol: Drury !late. tc24.164L.Kr, Nunlm ?torch Carson Slrent Fikd i ii Carson City,. Nevada $9771 .120i (041.1.43 AM C771) 6114-57 tiLmberalTage. Webeibs: www.rvsos,gov ;4 Wireihr.rneSilveriturne.9ny Profit Corporation: Certificate of Amendment (PLASJINT TO MRS 78.ae3 .38rirre .3g1)) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NPR 71.443] Officer's Statement {PURSUANT TO NU EID-OM TYPE OR PRINT • USE DARK INK ONLY - U0 NOT HIGHLIGHT . Entity Information Name of entity a$ on file with the Nevada Secretary of State . UONLIVE CORPORATION Entity or Nevada Business Identifiontion Number CNV1D) V1111181132329 . Restated or Certificate to Accompany Restated Articles or Amended and Restated Articles Amended and Restaled Arlicles - No arnelhdMentS: artides are realeted only end are signed by an Restated tta-tiolee officer of the corporation who h beam authorized to execute the certificate by (Select one;: resolution of the board of directors adopted on: (If arnenthrig and The certificate um ectly sets forth the text of the aMcles or oertrricate as air nried ledatin9 only. complete loft date of the Certificate. section 1, 2 end e..: ElAmended and Restated Articles - Restated or Amended and Restated Articles musl be included with this filing type. . Type of CorilThate of Amendment to Articles Of InC01100fatiOn (Putto.rarrt to NRS 78.380 - Before amendment filling Issuance of Stock:, being completed: The undersigned dedareqhal .111-e-y consRute at least two-NT-Ids of the (Select onty one box). Following. (Check. only one box) Incorporators board of diren3rs (If amending, complete section 1,3,5 and 6,) Tie under signed affirmatively declare that to the date of this certificate, no StoCk of the c2orkoratIon has been innued CerlIfInteof Amendrnani to Articles of Incorporation (Pursuant ti NRS 78.385 and TB.2.90 - After Issuance of Stock) The vole by wIlict the steckholcera holding shares in the COrpOtationentiliing thorn to exercise at leaa 1 a majority of the voting power, or such graaler proporlion of the voting power as may be required in the case of a vo:e by o'esses or stair-s, or $ may t required 1#y tt.fe vt"GyiSiarin of the eilioes of inwrporatkn" have voted .n laver or the afrA.idrrianl 0 Officer's Statement (foreign qualified ent[les °FM Nerrie In home Vete, If 1..4.in43 mod bed name in Nevada: Jurisdiction of formation Changes to iaki# the followerig affect: El The entity name has been amended. Dissolution ❑ The purpose of the en* has been amended, El Merger El The ai..rthorized glares have bean amarded. Conversicr 11 Other (Weal/ changes) *Offce-'s Statement muat ce submitted with elthee a cerlilled cosy oi or a ceitihuele evidencini the filing of any emu-nerd, amendatory or otheruise. relating In Cle origin articles h the :47C.13 of 11-ic wrporations tren,Lal. Th4s form must be accompanied by appropriate fees page 1 of 2 BARBARA K CEIGAVSK E Secretary of State 202 North Carson! SUM Ceitaik riennida BERCI-4241 gm} SB4STOB Wel:rens.; whim rivsos.gov www.mrsilr arflurroc.gov Profit Corporation! Certificate of Amendment puRaLtAkil NFR:. 75 no A-917,9A111:) Certificate to Accompany Restated Articles or Amended and Restated Articles cr,LROJIIINT7Ci NRS7E.4n) Officer's Statement puRSUANT TO MRS. Ki.C3.:4 . Effective d ai,a and Date: Rig14.211 Time: Time: (Optionel) (must not pA,:. ;aler Man 9 daya after the certificate is %lid) _ Information Being Chang ES tEl takes the kaymnsi Changed: (1)EirNtsti:: O The entity name hes beEn amended. GOITICraliC !)nly) E The reg:stered agen-. hes Omar-. Charged. -1.2Cligal C81115INate of Acceptance frixn new registered agent) El The purpose of the errlilly has been arnt nded ▪ The atrthonzed shams rove been amended. El The direotopi: manage-s cc general partners have b0Cri arnemled O IRS lax UngUage hea been added. O Articles Nays been added. El Articles have been deleted O Other. The aillicle4 hale been amended ee fcilaws: {provide article numbers, if availefre) fenech additional bage(s; if neixosarie.) 6. $ ignatu re: (Recur: KO x Raymond Fu OFficin M Officcr, 1nm:110691a' or AutMorized DB I Tr! Is x Timothy Lem Authorized Signer aqnalLfe of Of' r, Inoarparairor ar Aulharized Signer 'if airy preopou.mt mendrneni would alien:II-change a ny profcronco orpnv m ire or atherrigh1 given tc. 9ny4:13**.c.rwrit:marculiMAralepg snares, Menthe smendnierl muatbe approved by the w Cita. in4dClItte, vuLecilhervise requl red, oi trpe holders of she r rep. rf.:nling arn4-n1ycyFiheroling puma!' 'breech dassor serits•effedeci by threaniendlnent regardleastoiimiiationsorroVhdi;fis or! Carrrg dbwerAhareaf. please Include any required or aptibnal inflorrnatitin FIN Since below: (errach additional paga{s) if necessary} This form must be accompanied by appinpriatti feAS Inge 213f 2